Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in: (1) the Registration Statement (Form S-8 No. 333-125872) pertaining to the Forward Air Corporation 2005 Employee Stock Purchase Plan, (2) the Registration Statement (Form S-8 No. 333-120249) pertaining to the Forward Air Corporation Non-Employee Director Stock Option Plan, as amended, and the Forward Air Corporation 1999 Stock Option and Incentive Plan, as amended, (3) the Registration Statement (Form S-8 No. 333-120250) pertaining to the Forward Air Corporation 2000 Non-Employee Director Stock Option Award, (4) the Registration Statement (Form S-8 No. 33-77944) pertaining to the Forward Air Corporation Stock Option and Incentive Plan and the Employee Stock Purchase Plan, (5) the Registration Statement (Form S-8 No. 333-03891) pertaining to the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan, (6) the Registration Statement (Form S-8 No. 333-03893) pertaining to the Forward Air Corporation Non-Employee Director Stock Option Award and Non-Employee Director Stock Option Plan, and (7) the Registration Statement (Form S-8 No. 333-94249) pertaining to the Forward Air Corporation 1999 Stock Option and Incentive Plan, of our reports dated March 6, 2006, with respect to the consolidated financial statements and schedule of Forward Air Corporation, Forward Air Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Forward Air Corporation, included in this Annual Report (Form 10-K Amendment No. 1) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 20, 2006